nXp Technologies Normal nXp Technologies 2 0 2003-09-15T20:12:00Z 2003-09-15T20:12:00Z 4 969 5525 nXp Technologies 46 11 6785 9.3821

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

August 29, 2003

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

A Time To Grow, Inc.
(Name of small business issuer in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

Commission File Number:  333-73872

76-0649310

(I.R.S. Employer Identification No.)

1240 Blalock Rd., Ste. 170, Houston, Texas
(Address of principal executive offices)

77055
(Zip Code)

Issuer's telephone number (713) 266-3700

CURRENT REPORT

FORM 8-k

Item 1. Changes in Control of Registrant

None

Item 2. Acquisition or Disposition of Assets

On August 29, 2003 the shareholders of A Time to Grow, Inc. voted at the annual shareholders meeting of the Company to acquire all of the issued and outstanding shares of The American Development Fund, Inc. for 1,000,000 shares of the common stock of the Company. The American Development Fund, Inc. provides intellectual capital on investment strategies and the evaluation and structuring of early stage investments.  The American Development Fund, Inc. will be a wholly owned subsidiary of the Company at the close of the transaction. The two principal shareholders in The American Development Fund, Inc. are Jonathan C. Gilchrist and James W. Carroll.  Their combined ownership is 95%).  Because these two individuals serve as principals and shareholders of our new investment advisor, Goldbridge Capital, LLC (or Goldbridge Capital), we are able to consolidate their focus and resources on the new objectives we have set for ourselves through this acquisition.  Mr. Gilchrist has served as the Chairman and President of A Time to Grow since inception.

Item 3. Bankruptcy or Receivership

None

Item 4. Changes in RegistrantÆs Certifying Accountant

None

Item 5.  Other Events and Regulation FD Disclosure.

Change of Business Plan.  At a shareholders meeting held on August 29, 2003 the shareholders of A Time to Grow, Inc. voted to abandon the current business plan of the Company and to elect to be regulated as a business development company under the Investment Company Act of 1940.  Under this new business plan, the Company will seek to raise up to $5 million dollars under Regulation E to be managed as a venture capital fund focused primarily on the needs of small early stage, start up and development stage businesses. Most investments will be made in the form of debt and/or equity investments in private companies and some in public companies with limited liquidity and no ready access to capital.  The shareholders voted to grant all rights to the current business model, names and intellectual property to Jonathan Gilchrist in exchange for surrender of the outstanding obligation owed to him by the Company.

Investment Advisory Agreement.  At a shareholders meeting held on August 29, 2003 the shareholders of A Time To Grow, Inc. voted to approve an Investment Advisory Agreement appointing Goldbridge Capital, LLC as our investment advisor for a term of two years.  The Investment Advisory Agreement is attached to this Report as Exhibit 99.1.

Under the terms of the Investment Advisory Agreement, Goldbridge Capital will be responsible for identifying and evaluating our investment opportunities and for performing due diligence review of these opportunities.  Goldbridge Capital will make recommendations to the investment committee for investments they recommend. As our investment advisor, Goldbridge Capital will receive a fee of 1.5% of assets under management paid quarterly in arrears and a 10% participation interest in realized returns in excess of a 25% return on assets.

Reverse Stock Split.  At a shareholders meeting held on August 29, 2003 the shareholders of A Time To Grow, Inc. voted to reduce the total number of shares issued and outstanding by effecting a reverse split of the shares on a one share for three share basis.  The reduction in shares is scheduled to take place on September 25, 2003. This means that for each three shares held, current shareholders of the Company will have one share after the reverse split of the shares.

Change of Name. At a shareholders meeting held on August 29, 2003 the shareholders of A Time to Grow, Inc. voted to amend the Article of Incorporation to change the name of the Company from A Time To Grow, Inc. to the American Enterprise Development Corp.

Employment Agreement. On August 29, 2003 the Board of Directors of the Company voted unanimously to approve an employment agreement for Jonathan C. Gilchrist to act as our Portfolio Manager as a business development company.  The employment agreement is attached to this Current Report as Exhibit 99.2.  Under the terms of this Agreement, Mr. Gilchrist will receive a salary of $8,000 per month plus benefits.

Item 6. Resignation of RegistrantÆs Directors

None

Item 7. Financial Statements and Exhibits

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

As of the date of this Form 8-K, it is impracticable for the Company to file the required financial statements of the acquired business.  The Company intends to file such required information with the Securities and Exchange Commission as soon as the financial statements become available but in any event not later than seventy-five days after the consummation of the acquisition.

(b) PRO FORMA FINANCIAL INFORMATION.

As of the date of this Form 8-K, it is impracticable for the Company to file the required pro forma financial information relating to the acquired business. The Company intends to file such information concurrently with the filing of the financial statements discussed above, but no later than seventy-five days after the consummation of the acquisition.

(c) EXHIBITS.

The following exhibits are filed herewith:

Exhibit No. 3.3 û Amended Articles of Incorporation

Exhibit No. 10.6 û Employment Agreement with Jonathan C. Gilchrist effective October 1, 2003.

Exhibit No. 10.7 û Investment Advisory Agreement with Goldbridge Capital, LLC dated September 1, 2003

Item 8. Change in Fiscal Year

None

Item 9.  Regulation FD Disclosure

See, Item 5.

Item 10

Amendments to the RegistrantÆs Code of Ethics, or Waiver of a Provision of the Code of Ethics.

None.

Item 11.

Temporary Suspension of Trading Under RegistrantÆs Employee Benefit Plans.

None

Item 12.

Results of Operations and Financial Condition

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A Time To Grow, Inc.

___//s// Jonathan C. Gilchrist, President

September 15, 2003